Registration No. 333-82430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MedCath Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	56-2248952
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10720 Sikes Place, Suite 200 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

1998 Stock Option Plan for Key Employees of MedCath Holdings, Inc. and Subsidiaries

(Full title of the Plan)

James A. Parker

President and Chief Executive Officer

MedCath Corporation

10720 Sikes Place, Suite 200

Charlotte, North Carolina 28277

(Name and Address of Agent for Service)

(704) 815-7700

(Telephone number, Including Area Code, of Agent for Service)

Copy to:

Hal Levinson

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-82430 (the “Registration Statement”) of MedCath Corporation (the “Company” or the “Registrant”) is being filed to terminate the effectiveness of the Registration Statement and to deregister 1,222,353 unsold shares reserved for issuance and registered for sale under the 1998 Stock Option Plan for Key Employees of MedCath Holdings, Inc. and Subsidiaries (the “Plan”). The Plan, which was assumed by the Registrant at the time of its initial public offering of its common stock on July 24, 2001, has since been terminated by the Company’s Board of Directors and all stock options granted thereunder or governed thereby have either been exercised, expired unexercised or cancelled. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold at the termination of the offering through the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 28, 2012.

MEDCATH CORPORATION

By:	/s/ James A. Parker
James A. Parker
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ James A Parker James A. Parker	President, Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2012

/s/ Lora Ramsey Lora Ramsey	Vice President and Chief Financial Officer (Principal Financial Officer)	August 28, 2012

/s/ Woodrin Grossman Woodrin Grossman	Director	August 28, 2012

/s/ John T. Casey John T. Casey	Director	August 28, 2012

/s/ Jacque J. Sokolov Jacque J. Sokolov, Md	Director	August 28, 2012

/s/ Pamela G. Bailey Pamela G. Bailey	Director	August 28, 2012

/s/ Robert S. McCoy, Jr. Robert S. McCoy, Jr.	Director	August 28, 2012

/s/ James A. Deal James A. Deal	Director	August 28, 2012